OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Ramco-Gershenson Properties Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (12-03)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RAMCO-GERSHENSON PROPERTIES TRUST

27600 NORTHWESTERN HIGHWAY, SUITE 200
SOUTHFIELD, MICHIGAN 48034

Dear Shareholder:

      We invite you to attend the Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust. The meeting will be held on Thursday, June 10, 2004 at 10:00 a.m. at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.

      The meeting has been called for the following purposes: (1) to elect three Trustees for three-year terms expiring in 2007; and (2) to ratify the Board’s appointment of Deloitte & Touche LLP as the Trust’s independent auditors for fiscal year 2004. The nominees for election as Trustees listed in the enclosed proxy materials are presently Trustees of the Trust.

      Your Board of Trustees supports these proposals and believes that they are in the best interests of the Trust and of the Shareholders. Your Board of Trustees recommends a vote “FOR” each of the proposals. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust’s Annual Report for 2003 is also enclosed.

      It is important that your Shares be represented and voted at the meeting, whether or not you plan to attend. Shareholders may vote their Shares (1) by telephone, (2) via the internet, (3) by completing and mailing the enclosed proxy card in the return envelope, or (4) by casting their vote in person at the Annual Meeting.

      Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Joel D. Gershenson
Chairman

April 23, 2004

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
I. ELECTION OF TRUSTEES
CORPORATE GOVERNANCE
COMMITTEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
MANAGEMENT COMPENSATION AND TRANSACTIONS
II. INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS’ PROPOSALS
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING
OTHER BUSINESS AND EXPENSE OF SOLICITATION

RAMCO-GERSHENSON PROPERTIES TRUST

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

JUNE 10, 2004

To the Shareholders of Ramco-Gershenson Properties Trust:

      Notice is hereby given that the 2004 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the “Trust”) will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on June 10, 2004 at 10:00 a.m., for the following purposes:

(1)	To elect three (3) Trustees for terms to expire in 2007;

(2)	To ratify the Board’s appointment of Deloitte & Touche LLP as the Trust’s independent auditors for fiscal year 2004. Deloitte & Touche served in this same capacity in fiscal 2003; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on April 12, 2004 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. Your vote is important. You can vote in one of four ways: (1) by telephone using a toll-free number, (2) by computer using the internet, (3) by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope, or (4) by casting your vote in person at the Annual Meeting.

      Shareholders can help the Trust avoid unnecessary expense and delay by promptly voting. The business of the meeting cannot be completed unless a majority of the outstanding voting shares of the Trust is represented at the meeting.

By Order of the Board of Trustees

Richard D. Gershenson
Executive Vice President and Secretary

RAMCO-GERSHENSON PROPERTIES TRUST

27600 NORTHWESTERN HIGHWAY, SUITE 200
SOUTHFIELD, MICHIGAN 48034

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

General

      The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the “Trust”) for use at the Annual Meeting of Shareholders of the Trust (the “Meeting”). The Meeting is to be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on June 10, 2004. The Trust has first mailed these proxy materials on or about April 23, 2004, to holders (the “Shareholders”) of common shares of beneficial interest, $.01 par value (“Shares”) of the Trust. The Trust’s executive offices are located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 (telephone: (248) 350-9900). Shareholders of record at the close of business on April 12, 2004 (the “Record Date”) will be entitled to vote at the Meeting. Costs of solicitation of proxies, which may be done by employees of the Trust or by one or more parties engaged by the Trust, will be borne by the Trust.

      The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to vote is required for approval of all items being submitted to the Shareholders for their consideration, other than the election of Trustees, which is determined by a plurality, if a quorum is present and voting. An automated system administered by the transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

      Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if such Shareholder wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

      As of the Record Date, 16,820,841 Shares were outstanding. Each Share is entitled to one vote on all matters that may come before the Meeting.

I.     ELECTION OF TRUSTEES

      At the Meeting, three Trustees comprising the Class I Trustees are to be elected for three-year terms expiring in 2007. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, each of whom is presently a Trustee of the Trust, unless contrary instructions are received.

      If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees will not be available or will not serve if elected. The election of each Trustee will be decided by a plurality of the Shares present and entitled to vote at the Meeting.

      Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class I Trustee for a term to expire in 2007 and certain information relating to the Class II Trustees and Class III Trustees, whose terms expire in 2005 and 2006, respectively.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

CLASS I: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2007
Joel D. Gershenson	63	Chairman of the Board of Trustees and a Trustee since May 1996. He was the President of Ramco-Gershenson, Inc. from 1976 to 1996 and spent fifteen years directing its Property Management/ Asset Management Department.	1996
Dennis E. Gershenson	60	President and Chief Executive Officer and a Trustee since May 1996. Previously, he served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged all of the financing of Ramco’s initial developments, expansions and acquisitions. Mr. Gershenson currently serves as Chairman of the Board of Directors of Hospice of Michigan, and serves on the Board of Directors of the Merrill Palmer Institute and the Metropolitan Affairs Coalition and has served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC.”	1996
Robert A. Meister	62	Vice Chairman of Aon Group, Inc. an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation, and he has served in such position since March 1991.	1996
CLASS II: TERMS TO EXPIRE IN 2005
Arthur H. Goldberg	61	Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm since January 2002. Served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002. Mr. Goldberg served as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg also serves on the Board of Trustees of Atlantic Realty Trust.	1988

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

James Grosfeld	66	Private investor. Mr. Grosfeld serves on the Board of Directors of Copart, Inc., a provider of salvage vehicle auction services, and of BlackRock, Inc., an investment management firm, and on the Board of Trustees of Lexington Corporate Properties Trust, a real estate investment trust that focuses on single-tenant net leased commercial properties. From 1974-1990, Mr. Grosfeld served as Chairman and Chief Executive Officer of Pulte Home Corporation.	2003
Mark K. Rosenfeld	58	Chairman and Chief Executive Officer of Wilherst Developers Inc., a real estate development firm, and has served in such position since July 1997. Mr. Rosenfeld served as Chairman of the Board (from 1993 to 1996) and Chief Executive Officer (from 1992 to 1996) of Jacobson Stores Inc., a retail fashion merchandiser, and served as a director and member of the Executive Committee of the Board of Directors of Jacobson.	1996
CLASS III: TERMS TO EXPIRE IN 2006
Stephen R. Blank	58	Senior Fellow, Finance at Urban Land Institute and has served in such position since December 1998. Previously, Mr. Blank was Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co. from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979. Mr. Blank also serves on the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, and on the Boards of Directors of MFA Mortgage Investments, Inc., a real estate investment trust, of WestCoast Hospitality Corporation and of BNP Residential Properties, Inc., a real estate investment trust. Mr. Blank also serves on the Board of Advisors of Paloma LLC, an institutional investor entity, since 2003.	1988
Joel M. Pashcow	61	Chairman of the Board of Trustees of Atlantic Realty Trust and has served in such position since May 1996. Mr. Pashcow served as our Chairman from 1988 to May 1996.	1980

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

— Other Executive Officers —
Bruce A. Gershenson	55	Executive Vice President and Treasurer since May 1996. Previously, he served as Vice President — Land Acquisitions and Sales of Ramco-Gershenson, Inc. from 1972 to 1996. Mr. Gershenson currently serves on the Board of Trustees of the Karmanos Cancer Foundation and serves on the Karmanos Cancer Institute budget and finance committee
Richard D. Gershenson	58	Executive Vice President and Secretary since May 1996. Previously, he served as Vice President — Development and Construction of Ramco-Gershenson, Inc. from 1970 to 1996.
Richard J. Smith	53	Chief Financial Officer since May 1996. Previously, he was Vice President of Financial Services of the Hahn Company from January 1996 to May 1996, and he served as Chief Financial Officer and Treasurer of Glimcher Realty Trust, an owner, developer and manager of community shopping centers and regional and super regional malls, from 1993 to 1996. Mr. Smith was Controller and Director of Financial Services of the Taubman Company, an owner, developer and manager of regional malls, from 1978 to 1988.
Michael A. Ward	61	Executive Vice President and Chief Operating Officer since May 1996. Previously, he was Executive Vice President of Ramco-Gershenson, Inc. from 1966 to 1996.

(1)	Includes periods served as Trustee of the Trust’s predecessors.

Other Information About Trustees And Executive Officers

      Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson and Bruce Gershenson are brothers.

      Set forth below is information as to the Shares beneficially owned as of April 12, 2004 by each of the Trustees, by each of the executive officers of the Trust and by all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

			Percent
	Shares Owned		of
Name of Trustee/Executive Officer	Beneficially(1)		Class(1)

Dennis E. Gershenson	2,121,591	(2)	11.2%
Joel D. Gershenson	2,086,991	(3)	11.0%
Stephen R. Blank	6,600	(4)	(5)
Arthur H. Goldberg	71,575	(6)	(5)
James Grosfeld	81,385	(7)	(5)
Robert A. Meister	26,975	(8)	(5)
Joel M. Pashcow	212,474	(9)	1.3%

			Percent
	Shares Owned		of
Name of Trustee/Executive Officer	Beneficially(1)		Class(1)

Mark K. Rosenfeld	25,100	(10)	(5)
Bruce A. Gershenson	2,079,491	(11)	11.0%
Richard D. Gershenson	2,080,491	(12)	11.0%
Richard J. Smith	75,000	(13)	(5)
Michael A. Ward	1,679,549	(14)	9.1%

All Trustees and Executive Officers as a Group (12 persons)	2,939,350		15.2%

(1)	All Shares are owned directly unless otherwise noted. Percentages are based on 16,820,841 Shares outstanding as of April 12, 2004.

(2)	Includes 1,997,191 Shares that partnerships of which Mr. Dennis Gershenson is a partner have the right to acquire upon the exchange of 1,997,191 units of interest (“OP Units”) owned by such partnerships in Ramco-Gershenson Properties, L.P. (the “Operating Partnership”) for such Shares pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”) and 74,000 Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Dennis Gershenson. Includes 15,800 Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee and 3,000 Shares owned by his children. Mr. Dennis Gershenson disclaims beneficial ownership of the Shares owned by the charitable trust and his children. The address of Mr. Dennis Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(3)	Includes 1,997,191 Shares that partnerships of which Mr. Joel Gershenson is a partner have the right to acquire upon the exchange of 1,997,191 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement and 74,000 Shares that Mr. Joel Gershenson has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Joel Gershenson. Includes 12,400 Shares owned by Mr. Joel Gershenson’s wife. Mr. Joel Gershenson disclaims beneficial ownership of the Shares owned by his wife. The address of Mr. Joel Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(4)	Includes 2,000 Shares that Mr. Blank has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Blank.

(5)	Less than 1% of the class.

(6)	Includes 12,000 Shares that Mr. Goldberg has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Goldberg. Includes 39,125 Shares owned by Mr. Goldberg’s wife, 3,750 Shares owned by trusts for his daughters and 6,100 Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and by the trusts for his daughters.

(7)	Includes 80,185 Shares that Mr. Grosfeld has the right to acquire upon the exchange of 80,185 OP Units for such Shares pursuant to the Exchange Rights Agreement.

(8)	Includes 1,000 Shares that Mr. Meister has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Meister. Includes 1,200 Shares owned by Mr. Meister’s wife’s estate. Mr. Meister disclaims beneficial ownership of the Shares owned by his wife’s estate.

(9)	Includes 1,000 Shares that Mr. Pashcow has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Pashcow. Includes a total of 30,781 Shares held in an IRA account for the benefit of Mr. Pashcow and in a retirement savings plan and a pension and profit sharing account. Also includes 95,325 Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust.

(10)	Includes 12,000 Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Rosenfeld. Includes 1,300 Shares held in an IRA account for the benefit of Mr. Rosenfeld. Includes 2,700 Shares owned by Mr. Rosenfeld’s wife and 900 Shares by his children. Mr. Rosenfeld disclaims beneficial ownership of the Shares owned by his wife and his children.

(11)	Includes 1,997,191 Shares that partnerships of which Mr. Bruce Gershenson is a partner have the right to acquire upon the exchange of 1,997,191 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement and 74,000 Shares that Mr. Bruce Gershenson has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Bruce Gershenson. The address of Mr. Bruce Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(12)	Includes 1,997,191 Shares that partnerships of which Mr. Richard Gershenson is a partner have the right to acquire upon the exchange of 1,997,191 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement, and 74,000 Shares that Mr. Richard Gershenson has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Richard Gershenson. Includes 300 Shares owned by a charitable trust of which Mr. Richard Gershenson is a trustee, and 1,800 Shares owned by trusts for his children. Mr. Richard Gershenson disclaims beneficial ownership of the Shares owned by the charitable trust and his children. The address of Mr. Richard Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(13)	Mr. Smith has the right to acquire 75,000 Shares within 60 days of April 12, 2004 pursuant to options granted to Mr. Smith.

(14)	Includes 1,616,299 Shares that partnerships of which Mr. Ward is a partner have the right to acquire upon the exchange of 1,616,299 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement and 62,000 Shares that Mr. Ward has the right to acquire within 60 days of April 12, 2004 pursuant to options granted to Mr. Ward. The address of Mr. Ward is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

CORPORATE GOVERNANCE

      The Trust’s Board of Trustees is composed of a majority of Trustees who qualify as “independent” under the rules adopted by the Securities and Exchange Commission and the New York Stock Exchange listing requirements. The Board has affirmatively determined that each of Messrs. Blank, Goldberg, Grosfeld, Meister, Pashcow and Rosenfeld are independent Trustees.

      Trustees are expected to attend all scheduled Board and committee meetings, as well as the Trust’s Annual Meeting of Shareholders. During the year ended December 31, 2003, the Board of Trustees held five meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served. Seven of the eight Trustees attended the Trust’s 2003 Annual Meeting of Shareholders.

      The Trust has adopted a Code of Business Conduct and Ethics which applies to all of the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. A copy of the Trust’s Code of Business Conduct and Ethics can be found on the Trust’s website at www.rgpt.com.

      The Board of Trustees has established a process for shareholders to communicate with the Board of Trustees. Any such written communications can be sent to the Board at the following address: Board of Trustees, c/o Secretary, Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034. All communications received by the Trust’s Secretary which are addressed to the Board of Directors will be forwarded directly to the members of the Board.

COMMITTEES

      The Trust has an Audit Committee which is presently comprised of Messrs. Blank (Chairman), Rosenfeld and Goldberg. The Audit Committee’s duties include the periodic review of the Trust’s financial statements, the recommendation to the Board of Trustees of the engagement of the Trust’s independent certified public accountants, and review of the plans and results of the audit engagement with the independent accountants. The Audit Committee met seven times during 2003. Each of the members of the Audit Committee is considered an independent Trustee. The Board has determined that Messrs. Blank, Rosenfeld and Goldberg are each an audit committee financial expert as defined in Section 3(a)(58) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations of the Securities and Exchange Commission and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. See the section in this Proxy Statement titled “Election of Trustees” for a description of their relevant business experience.

      The Trust also has a Compensation Committee which is presently comprised of Messrs. Goldberg (Chairman), Blank, and Meister. The Compensation Committee’s duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust’s 1996 Stock Option Plan and 2003 Long-Term Incentive Plan. The Compensation Committee met six times during 2003.

      The Trust also has a Nominating and Governance Committee which is presently comprised of Messrs. Rosenfeld (Chairman), Meister and Grosfeld. The Nominating and Governance Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees and recommends corporate governance guidelines to the Board. The Nominating and Governance Committee also is responsible for the Trust’s Code of Business Code and Ethics and considers any requests for waivers from such code. The Nominating and Governance Committee operates under a written charter approved by the Board, a copy of which can be found on the Trust’s website at www.rgpt.com. Each of the members of the Nominating and Governance Committee is considered an independent Trustee. The Nominating and Governance Committee met twice during 2003.

      The Nominating and Governance Committee will consider nominees for Trustees recommended by Shareholders. Such recommendations for nominees for the 2005 Annual Meeting of Shareholders should be submitted to the Chairman of the Nominating and Governance Committee at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 by December 30, 2004, and should include biographical data concerning the suggested nominee and the suggested nominee’s consent to nomination and serving on the

Board, if elected. The Nominating and Governance Committee reviews and assesses the skills and experience of prospective nominees for Trustee, including the independence of the prospective nominees, and considers such skills and experience in the context of the needs of the Board.

      The Trust also has an Executive Committee which is presently comprised of Messrs. Pashcow (Chairman), Dennis Gershenson and Joel Gershenson. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust’s Bylaws. The Executive Committee took action by written consent in lieu of meetings during 2003.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board reviews and approves the scope of the audit performed by the Trust’s independent auditors and the Trust’s accounting principles and internal controls. The Audit Committee is comprised of three trustees, each of whom is “independent” as defined under the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter approved by the Board. The charter sets out the roles and responsibilities of the Audit Committee. A copy of the Audit Committee’s charter was attached as an appendix to the Trust’s Proxy Statement for its 2003 Annual Meeting of Shareholders.

      The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the proposed and final rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding audit committees. As those rules and standards are finalized, the Audit Committee plans to take all additional actions necessary to comply with such requirements.

      The Audit Committee has reviewed and discussed the audited financial statements of the Trust for the year ended December 31, 2003 (the “Audited Financial Statements”) with the Trust’s management and independent auditors. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Trust’s independent auditors, the matters required by Statements on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90.

      The Audit Committee also has received the written report, disclosure and the letter from Deloitte & Touche LLP required by the Independence Standards Board Statement No. 1, and has discussed the written report with Deloitte & Touche LLP and its independence from the Trust. The Audit Committee has discussed with management and Deloitte & Touche LLP such other matters and received such responses from them as the Audit Committee deemed appropriate. The Audit Committee meets regularly with the Trust’s independent auditors in executive session without members of the Trust’s management present.

      Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board of Trustees the inclusion of the Audited Financial Statements in the Annual Report for the year ended December 31, 2003 on Form 10-K filed with the Securities and Exchange Commission.

Members of the Audit Committee

Stephen R. Blank (Chairman)
Mark K. Rosenfeld
Arthur H. Goldberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      In addition to Messrs. Bruce Gershenson, Dennis Gershenson, Joel Gershenson, Richard Gershenson and Michael Ward (whose stock ownership is described under “Other Information about Trustees and Executive Officers”), as of April 12, 2004, the following persons were known by the Trust to be the beneficial owners of more than five percent of any class of the Trust’s voting securities:

		Amount and Nature of	Percent of
Title of Class	Name and Address Of Beneficial Owner	Beneficial Ownership(1)	Class(2)

Common Shares	Cohen & Steers Capital Management, Inc. 757 Third Avenue New York, NY 10017	1,602,200	9.5%
Common Shares	Heitman Real Estate Securities LLC 191 North Wacker Drive Suite 2500 Chicago, IL 60606	1,451,353	8.6%
Common Shares	Delaware Management Holdings and Delaware Management Business Trust 2005 Market Street Philadelphia, PA 19103	969,200	5.8%
Common Shares	K.G. Redding & Associates, LLC One Wacker Drive Suite 4343 Chicago, IL 60606-2841	936,400	5.6%

(1)	Based on Schedule 13G’s (or amendments thereto) filed with the Securities and Exchange Commission on February 17, 2004 (Cohen & Steers Capital Management Inc.), February 17, 2004 (Heitman Real Estate Securities LLC), February 9, 2004 (Delaware Management Holdings), and February 13, 2004 (K.G. Redding & Associates, LLC).

(2)	Based on 16,820,841 Shares outstanding as of April 12, 2004.

MANAGEMENT COMPENSATION AND TRANSACTIONS

Compensation

      The following table sets forth information with respect to the compensation paid by the Trust for services rendered during the years ended December 31, 2003, 2002 and 2001 to Mr. Dennis Gershenson, the Trust’s Chief Executive Officer for such fiscal years, and the two other most highly compensated executive officers of the Trust whose total remuneration from the Trust exceeded $100,000 for the fiscal year ended December 31, 2003:

Summary Compensation Table

				Long-Term
	Annual			Compensation
	Compensation
				Shares	All Other
		Salary	Bonus	Subject to	Compensation
Name and Principal Position	Year	($)(1)	($)	Options	($)(2)

Dennis E. Gershenson	2003	366,600	450,000	—	5,000
Chief Executive Officer	2002	290,770	300,000	—	5,000
	2001	258,000	94,050	—	4,250
Richard J. Smith	2003	266,600	200,000	—	7,735	(3)
Chief Financial Officer	2002	262,200	150,000	—	7,735	(3)
	2001	249,935	75,000	—	4,250
Richard D. Gershenson	2003	226,600	75,000	—	5,000
Executive Vice President	2002	208,411	40,000	—	5,000
and Secretary	2001	190,075	30,000	—	4,250

(1)	Includes car allowances.

(2)	Includes the Trust’s matching contributions under the Trust’s 401(k) plan.

(3)	Includes reimbursement for life insurance of $2,735.

      The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the Trust’s salaried workers.

Equity Compensation Plans

      The following table provides details as of December 31, 2003 regarding compensation plans under which equity securities of the Trust are authorized for issuance.

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	540,200	$15.93	788,000
Equity compensation plans not approved by security holders	—	—	—

Total	540,200	$15.93	788,000

Employment Agreements

      The Trust has entered into employment agreements with Dennis Gershenson and Richard Gershenson, the Trust’s President and Chief Executive Officer, and Executive Vice President and Secretary, respectively, which agreements each had an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more than 90 days nor less than 30 days prior to the expiration of the term. Each of these employment agreements has been automatically extended through May 9, 2004. Pursuant to such agreements, each officer receives an annual base salary and such other fringe benefits and perquisites as are generally made available to our management employees. In addition to base salary, the officers receive annual performance-based compensation as determined by the Compensation Committee, but not less than a specified percentage of the increase in the Trust’s funds from operation for the prior year.

      These employment agreements provide for certain severance payments in the event of death or disability. In addition, each of the agreements provides that if the officer is terminated without cause or he terminates his employment for “good reason” (as defined below), he will be entitled to receive a severance payment equal to 1.99 times the “base amount” (as defined in Internal Revenue Code of 1986, as amended) and, for the duration of the term, those fringe benefits provided for under such agreement. “Good reason” includes diminution in authority, change of location, fewer than two of Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward (collectively, the “Ramco Principals”) serving as members of the Board of Trustees or the Ramco Principals constituting less than 20% of the members of the Board of Trustees, and a “change of control.” A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefore) of the Trust.

      The employment agreements provide that Dennis Gershenson and Richard Gershenson will conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, these officers have agreed to offer to the Trust real estate opportunities of which they become aware (other than opportunities relating to certain excluded assets).

      The employment agreements also provide that the Trust will indemnify each officer to the fullest extent permitted by law, and will advance to such executive officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Compensation Committee Report

      The Compensation Committee of the Board of Trustees (the “Committee”) is responsible for administering the Trust’s senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.

      Except as otherwise described below, the Committee has general review authority over compensation levels for, and sets the compensation for, all corporate officers and key management personnel of the Trust.

The Committee also administers employee benefit and incentive compensation programs and considers and recommends to the Board new benefit programs.

      Pursuant to adopted rules designed to enhance disclosure of companies’ policies toward executive compensation, set forth below is a report of the Committee addressing the Trust’s compensation policies for 2003 as they affected the Trust’s current Chief Executive Officer and President, Dennis Gershenson, and its other senior executives, Richard Smith, Chief Financial Officer, and Richard Gershenson, Executive Vice President and Secretary, respectively, of the Trust.

      The initial compensation of each of Messrs. Dennis Gershenson and Richard Gershenson was set pursuant to three year employment agreements signed in 1996 between each such individual and the Trust. These agreements, which have been extended, contained provisions for, among other things, calculating the base salary paid to such executive officers.

      The employment agreements for Messrs. Dennis Gershenson and Richard Gershenson contain provisions for automatic one year extensions. Their respective employment agreements provided for base salaries which have been increased since the execution of the agreements, based on the advice of FPL Associates, the independent consultants engaged by the Compensation Committee.

      The Compensation Committee engaged the services of two executive compensation consulting firms, FPL Associates and Mercer Human Resource Consulting, to assess the overall competitiveness of the Trust’s compensation program as it relates to the Trust’s executive officers and senior management and to design a comprehensive executive compensation plan for the management team. Based on the results of such study, the Trust has implemented certain aspects of the program’s recommendations for calendar years 2002 and 2003.

      The compensation package offered by the Trust to its other senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary and annual bonus, as well as a combination of benefit programs.

      The Committee has reviewed the Trust’s compensation policies in light of the addition of Section 162(m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation was not subject to that limit), and determined that the compensation levels of the Trust’s executive officers were not at a level that would be affected by such amendments. The Committee intends to continue to review the application of Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

Members of the Compensation Committee

Arthur H. Goldberg (Chairman)
Stephen R. Blank
Robert A. Meister

Compensation of Trustees

      The non-employee Trustees other than James Grosfeld each received $13,750 and 900 Shares, purchased by the Trust at a cost of $20,680, as compensation for serving as a Trustee in 2003 plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Mr. Grosfeld, who joined the Board of Trustees during 2003, received $11,250 and 700 Shares, purchased by the Trust at a cost of $16,667, as compensation for serving as a Trustee in 2003 plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Messrs. Joel Gershenson and Dennis Gershenson did not receive any compensation for their services as Trustees.

      During 2003, the independent Trustees received individual grants of stock options under the Trust’s 2003 Non-Employee Trustee Stock Option Plan which was approved by the Trust’s Shareholders on June 12, 2003. Each of the Trustees received a grant of 2,000 stock options on June 12, 2003 with an exercise price of $23.77. The options vest and become exercisable in installments on each of the first two anniversaries of the date of grant and expire ten years after the date of grant.

Ramco-Gershenson Properties Trust

RELATIVE PERFORMANCE COMPARED TO NAREIT MORTGAGE AND

EQUITY REIT INDICES AND THE S&P 500
TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS

	1998	1999	2000	2001	2002	2003

NAREIT Composite	100.00	93.52	117.74	135.99	143.08	198.12
NAREIT Equity	100.00	95.38	120.53	137.32	142.57	195.51
NAREIT Mortgage	100.00	66.78	77.44	137.34	180.01	283.33
S&P 500	100.00	121.04	110.02	96.94	75.52	97.18
RPT Total Return	100.00	97.59	112.22	154.35	207.10	319.30

Source: Nareit

Interests of Certain Persons

      Ramco-Gershenson, Inc. (“Ramco”), a subsidiary of the Trust which provides property management and leasing services to properties owned by the Operating Partnership and other affiliates of the Trust as well as to other third party property owners, provides property management services to various entities and properties owned and/or controlled by the Ramco Principals, each of whom are executive officers and/or Trustees of the Trust. Management of the Trust believes that these services are provided on terms no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2003, Ramco charged an aggregate of approximately $374,469 in respect of such services to entities owned and/or controlled by the Ramco Principals. Ramco was owed $15,370 as of December 31, 2003 by various entities owned or controlled by the Ramco Principals incurred in the ordinary course of business for the ongoing services as described above.

      In addition to the services described in the preceding paragraph, personnel of Ramco provide accounting and other administrative services for entities owned and/or controlled by the Ramco Principals. The entities that receive such services reimburse Ramco for the payroll costs incurred by Ramco in providing such services. In the year ended December 31, 2003, entities owned and/or controlled by the Ramco Principals were charged an aggregate of approximately $68,409 by Ramco for such accounting and other administrative services.

      During 2003, Kmart Corporation agreed to convey to the Trust a certain parcel of land in connection with a settlement of certain disputes. The Trust entered into an agreement with Ramco Clinton Development Company (the “Partnership”) that caused Kmart to convey the parcel directly to the Partnership in exchange for a cash payment to the Trust in the amount of $175,000 from the Partnership. The Ramco Principals are partners in the Partnership. This transaction with the Partnership was entered into upon the unanimous approval of the independent members of the Board of Trustees.

      Ramco-Gershenson, Inc. provides property management, accounting and other administrative services to Ramco/ Shenandoah LLC, 60% of which is owned by an entity a portion of which is beneficially owned by various family partnerships and trusts under the control of two uncles of Joel Pashcow, a Trustee of the Trust, and a portion of which is beneficially owned by various trusts for the benefit of members of Mr. Pashcow’s immediate family. Mr. Pashcow is a trustee of several of these trusts. Ramco/ Shenandoah LLC owns the Shenandoah Square shopping center which has approximately 119,000 square feet. The Trust believes that the terms of the management agreement with Ramco/ Shenandoah LLC are no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2003, Ramco-Gershenson, Inc. charged approximately $144,819 in respect of these services to Ramco/ Shenandoah LLC and was owed approximately $30,072 as of December 31, 2003 for those services.

      Katherine Ward-Darin, Anchor Leasing Manager of Ramco-Gershenson, Inc., is the daughter of Michael A. Ward, Ramco-Gershenson Properties Trust’s Executive Vice President and Chief Operating Officer. In 2003, based on leasing activity and commissions earned, Katherine Ward-Darin was paid $120,464.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust’s officers and Trustees and persons who own more than ten percent of a registered class of the Trust’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and the New York Stock Exchange. Officers, Trustees and greater than ten percent

Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5 were required for those persons, the Trust believes that all required filings by executive officers and Trustees of the Trust and persons that own more than ten percent of the Shares were made on a timely basis, except that one Form 3 was filed late by James Grosfeld.

II.     INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Deloitte & Touche LLP has been appointed as independent auditors for the Trust by the Trust’s Board of Trustees to examine and report on financial statements for the year ending December 31, 2004 which appointment will be submitted to Shareholders for ratification at the Meeting. Deloitte & Touche LLP audited and reported on the Trust’s financial statements for the year ended December 31, 2003. During the year ended December 31, 2003, Deloitte & Touche LLP provided various audit and tax related services to the Trust and its consolidated subsidiaries. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees — Aggregate fees of $280,375 and $116,300, respectively, were billed for professional services rendered for the audit of the Trust’s 2003 and 2002 consolidated financial statements included in its annual report on Form 10-K and the review of the financial statements included in the Trust’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees — Aggregate fees of $83,632 and $249,943, respectively were billed for audit-related services rendered in 2003 and 2002. The 2003 audit-related fees include services in connection with the two equity offerings completed in 2003, along with work related to Sarbanes-Oxley Act compliance. The 2002 audit-related fees include services in connection with the two equity offerings completed in 2002.

(c)	Tax fees — Aggregate fees of $300,048 and $499,874, respectively, were billed for tax services in 2003 and 2002. Tax services principally include tax compliance, tax advice and tax planning. Tax fees for 2003 consist of $204,098 for tax compliance and preparation, $36,159 related to the two equity offerings completed in 2003, and $59,791 for other tax services. Tax fees for 2002 consist of $294,058 for tax compliance and preparation, $129,790 related to two equity offerings completed in 2002, and $76,026 for other tax services.

(d)	All other fees — Aggregate fees of $3,416 and $2,850, respectively, were billed for all other services in 2003 and 2002.

      The Audit Committee has established a policy which requires pre-approval by the Committee for any services to be rendered by the Company’s independent auditors which are not audit services. The Audit Committee discussed the non-audit services with Deloitte & Touche LLP and determined that their provision of these services is compatible with maintaining Deloitte & Touche LLP’s independence. In 2003, 100% of the services described in categories (b) through (d) above were approved by the Audit Committee.

      Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. Submission of the appointment of the auditors to the Shareholders for ratification will not limit the authority of the Board of Trustees to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP at the Meeting, management intends to call a special meeting of Shareholders to be held as soon as practicable after the Meeting to ratify the appointment of another independent public accounting firm as independent auditors of the Trust.

SHAREHOLDERS’ PROPOSALS

      Any proposal by a Shareholder of the Trust intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than December 25, 2004 for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

      The Trust must receive notice of any proposal of Shareholders that are intended to be presented at the Trust’s 2005 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Trust’s proxy statement and proxy related to that meeting, no later than April 11, 2005 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034, Attention: Investor Relations. If the Trust does not have any notice of the matter by that date, the Trust’s form of proxy in connection with that meeting may confer discretionary authority to vote on the matter, and the persons named in the Trust’s form of proxy will vote the Shares represented by such proxies in accordance with their best judgment.

      Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only Shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or Shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on April 12, 2004, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Investor Relations, Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

HOUSEHOLDING

      The Trust has elected to send a single copy of its annual report and this Proxy Statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that they wish to receive individual copies. If a single copy of the annual report and this Proxy Statement was delivered to an address that you share with another shareholder, at your request the Trust will promptly deliver a separate copy to you. Requests should made by calling the Trust at (248) 350-9900 or by writing to Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034. Any shareholder that shares an address with another shareholder and is receiving a single copy of the Trust’s annual report and proxy statement but wishes to receive a separate copy in the future can contact the Trust as set forth above. Similarly, any shareholder that shares an address with another shareholder and is receiving a separate copy of the Trust’s annual report and proxy statement but wishes to receive a single copy in the future can also contact the Trust to make such a request.

OTHER BUSINESS AND EXPENSE OF SOLICITATION

      Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.

      Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

By Order of the Board of Trustees

Richard D. Gershenson, Secretary

April 23, 2004

RAMCO-GERSHENSON PROPERTIES TRUST
27600 NORTHWESTERN HIGHWAY, SUITE 200
SOUTHFIELD, MICHIGAN 48034
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON JUNE 10, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned hereby appoints DENNIS E. GERSHENSON and JOEL D. GERSHENSON or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Shares of Ramco-Gershenson Properties Trust (the “Trust”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 10th day of June, 2004 at 10:00 a.m., at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF SHAREHOLDERS
RAMCO-GERSHENSON PROPERTIES TRUST

JUNE 10, 2004

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A ☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Class I Trustees	FOR ☐	WITHHELD ☐	NOMINEES: Joel D. Gershenson Dennis E. Gershenson Robert A. Meister

INSTRUCTION: To withhold authority to vote for
any individual nominee, write that nominee’s name
in the space provided below.

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Trust’s auditors for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In accordance with their judgment with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL
BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR
PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)

DATE                              , 2004

NOTE: This Proxy must be signed exactly as your name appears. Executor, administrator, trustee, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporation name as the authorized officer, who should state his or her title.